SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 4, 2003

Platinum Underwriters Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton, Bermuda	HM11
(Address of principal executive offices)	(Zip Code)

(441) 295-7195
(Registrant’s telephone number, including area code)

N/A
(Former name or address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

99.1 Slides to be used by Jerome T. Fadden at the Association of Insurance and Financial Analysts Annual Conference to be held on March 4, 2003.

Item 9. Regulation FD Disclosure.

On March 4, 2003, Jerome T. Fadden, President and Chief Executive Officer of Platinum Underwriters Holdings, Ltd., will deliver a company presentation at the Association of Insurance and Financial Analysts Annual Conference to be held in Scottsdale, Arizona. The slides attached hereto as Exhibit 99.1, which are incorporated in this Item 9 by reference thereto, will be utilized by Mr. Fadden in his presentation at such conference and are furnished pursuant to Regulation FD.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Platinum Underwriters Holdings, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By:	/s/ Michael E. Lombardozzi

Michael E. Lombardozzi Executive Vice President and General Counsel

Date: March 4, 2003

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Exhibit Index

99.1	Slides to be used by Jerome T. Fadden at the Association of Insurance and Financial Analysts Annual Conference to be held on March 4, 2003.